April 17, 2020 1Q 2020 Financial Highlights (NYSE: STT)

Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its first quarter 2020 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at http://investors.statestreet.com, and is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information. 2

State Street's response to the COVID-19 pandemic

Maintaining business continuity, operational capabilities and employee safety

- Proactive deployment of safe workspace and extensive work from home operations to protect the health and safety of our employees; leveraging experience from large China operations since mid-January to mitigate operational disruptions across the globe
- Business continuity program supporting ongoing business activities
  - Global 'follow the sun' and split operating model allows for segmentation of operations across three major Hubs and 15 operational sites
  - ~90% of employees working from home; IT increased capacity for remote access solutions, with automated processes and global processing centers supporting operations

Supporting our clients, the financial markets and broader economy

- Meeting increased client demand; successful execution of investment services including higher client volumes, trade settlements and NAV computation amidst heightened market volatility and volumes
  - Effectively managed a surge demand on operations: ~50% increase in back office transactions and >80% increase in middle office transactions[A]
- Supporting client FX flows and record volumes through sophisticated technology infrastructure and breadth of offerings, venues and currencies[B]
- Supporting clients' liquidity and financing needs with innovative solutions, reporting and lending
  - Providing liquidity to clients by facilitating >50% of Money Market Liquidity Facility usage and providing administrative and custodial services to the Federal Reserve's Commercial Paper Funding Facility
  - Accommodating flight-to-quality deposits onto our balance sheet, with an increase of ~50% in balances during March[C]
  - Deploying balance sheet in support of clients to meet financing needs

[A] Transaction volume comparison based on daily average volumes in March 2020 as compared to 5-month daily average volumes from October 2019 to February 2020 in our processing Centers of Excellence.
[B] Record FX volume in the FX Sales and Trading business. [C] Deposit balance comparison based on an end of period spot basis from February to March 2020.

STATE STREET | 3

1Q20 highlights

All comparisons are to corresponding prior year periods unless noted otherwise

Financial performance	• EPS of $1.62, up 37% YoY; $1.67 excluding notable items, up 35% YoY; ROE of 10.9%[A] • Total revenue of $3.1B – Up 5% YoY primarily driven by higher FX volume and improved servicing and management fees, partially offset by lower software and processing fees and a lower interest rate environment – Up 1% QoQ primarily driven by higher FX volume and deposit balances, partially offset by weaker equity market levels and lower software and processing fees
Business metrics	• AUC/A of $31.9T, with servicing wins of $171B and new business yet to be installed of $1.1T at quarter-end[1] • AUM of $2.7T at quarter-end, with net inflows of $39B[1] • FX volumes and custody transaction volumes up 40-50%[B] • CRD bookings of ~$5M with continued strong front-to-back State Street Alpha[SM] pipeline[C]
Efficiency and capital	• Expenses ex-notable items of $2.2B, down (1)% YoY and down (2)% QoQ excluding seasonal expenses[A] – Expense savings of ~$120M achieved YTD[3] – IT optimization and operational productivity savings on track – Identifying further expense action opportunities in light of the current revenue environment • Strong capital ratios support clients, financial markets and the broader economy[4]

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. [B] March 2020 FX Sales and Trading volume up 40% when compared to a 5 month average from October 2019 to February 2020. Daily average of back office transaction volumes in March increased ~50% compared to a 5 month daily average from October 2019 to February 2020. [C] CRD annual contract value bookings of $5M excludes $2M of bookings with affiliates, including SSGA. Refer to endnote 2 for further details. Refer to the Appendix included with this presentation for endnotes 1 to 12.

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Summary of 1Q20 results

($M, except EPS data, or where otherwise noted)	Quarters 1Q19	4Q19	1Q20	% Δ 1Q19	4Q19
Revenue:					
Servicing fees	$1,251	$1,299	$1,287	3%	(1)%
Management fees	420	465	449	7	(3)
Foreign exchange trading services	280	274	459	64	68
Securities finance	118	111	92	(22)	(17)
Software and processing fees	191	219	112	(41)	(49)
Total fee revenue	2,260	2,368	2,399	6	1
Net interest income	673	636	664	(1)	4
Other income	(1)	44	2	nm	nm
Total revenue	$2,932	$3,048	$3,065	5%	1%
Provision for credit losses[A]	$4	$3	$36	nm	nm
Total expenses[B]	$2,293	$2,407	$2,255	(2)%	(6)%
Net income	$508	$564	$634	25%	12%
Diluted earnings per share	$1.18	$1.35	$1.62	37%	20%
Return on average common equity	8.7%	9.0%	10.9%	2.2%pts	1.9%pts
Pre-tax margin	21.7%	20.9%	25.3%	3.6%pts	4.4%pts
Tax rate	20.1%	11.6%	18.1%	(2.0)%pts	6.5%pts
Memo (ex-notable items except where otherwise noted, non-GAAP)[C]:					
Total revenue	$2,932	$3,004	$3,065	5%	2%
Total expenses	2,270	2,128	2,244	(1)	5
EPS	$1.24	$1.98	$1.67	35	(16)
Pre-tax margin	22.5%	29.1%	25.6%	3.1%pts	(3.5)%pts

Notable Items

($M, except EPS data)	Quarters[D] 1Q19	4Q19	1Q20
Repositioning costs:			
Compensation & employee benefits	-	$(98)	-
Occupancy	-	(12)	-
Total repositioning costs	-	(110)	-
Acquisition and restructuring costs	(9)	(29)	(11)
Legal and related costs	(14)	(140)	-
Gain on Junior Subordinated Debt[5]	-	44	-
Notable items (pre-tax)	$(23)	$(235)	$(11)
Preferred securities redemption (after-tax)	-	(22)	(9)
EPS Impact	$(0.06)	$(0.63)	$(0.05)

[A] In accordance with ASU 2016-13, the Provision for credit losses for 1Q20 includes the provision on funded and unfunded commitments as well as HTM securities. For 1Q19 and 4Q19, the provision for credit losses on unfunded commitments of $(4)M and $3M, respectively, is included within Total expenses. [B] 1Q19 and 1Q20 include $137M and $151M, respectively, of seasonal compensation expenses. [C] This is a non-GAAP presentation; quarterly expenses ex-notable items, as presented, are calculated as expenses less notable items; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and further explanations of non-GAAP measures. [D] Refer to the Addendum for further details on notable items. Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET | 5

AUC/A and AUM levels declined YoY and QoQ due to lower equity market levels

AUC/A and AUM[A]

AUC/A ($T, as of period-end)



-2%
-7%
$32.6
$34.4
$31.9
1Q19
4Q19
1Q20

- (2)% decrease from 1Q19 primarily driven by:
  - Lower end of period equity market levels and a previously announced client transition, partially offset by higher end of period fixed income market levels
- (7)% decrease from 4Q19 largely reflecting:
  - Lower end of period equity market levels and client flows

AUM ($B, as of period-end)



-4%
-14%
$2,805
$3,116
$2,689
1Q19
4Q19
1Q20

- (4)% decrease from 1Q19 reflecting:
  - Lower end of period equity market levels, partially offset by net inflows
- (14)% decrease from 4Q19 primarily due to:
  - Lower end of period market levels and net outflows from ETFs, partially offset by net inflows from cash and institutional

Market indices[6]

(% change)		1Q20 vs	
		1Q19	4Q19
S&P 500	EOP	(9)%	(20)%
	Daily Avg	12	(1)
MSCI EAFE	EOP	(17)	(23)
	Daily Avg	2	(5)
MSCI EM	EOP	(20)	(24)
	Daily Avg	-	(2)
Barclays Global Agg	EOP	4	-

Select North America industry flows[7]

($B)	Total flows		
	1Q19	4Q19	1Q20
Long Term Funds	$42	$(51)	$(347)
Money Market	54	169	765
ETF	46	127	58
Total	142	244	477

[A] Changes to AUC/A and AUM also reflect FX translation. Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET | 6

Revenue: Servicing fee performance reflects increased client activity, new business growth and moderating fee pressure Servicing fees ($M) 1Q20 performance Servicing fees of $1,287M up 3% YoY, down (1)% QoQ Total YoY +5% $2,932 $2,873 $2,903 $3,048 $3,065 revenue QoQ +1% • Up 3% YoY primarily driven by higher client activity and flows, average market levels, and net new business, partially offset by +3% pricing headwinds -1% • Down (1)% QoQ largely due to lower average market levels and pricing headwinds, partially offset by higher client activity • Continued strong client interest in the front-to-back Alpha platform Servicing $1,299 $1,287 fees $1,251 $1,252 $1,272 • Total revenue and servicing fees were negatively impacted by FX A Mgmt translation when compared to 1Q19 by $15M and $6M, respectively fees, FX, SF Software AUC/A sales performance indicators & proc. ($B) 1Q19 2Q19 3Q19 4Q19 1Q20 NII AUC/A wins $120 $390 $1,031 $294 $171 1Q19 2Q19 3Q19 4Q19 1Q20 AUC/A to be installed 309 575 1,165 1,167 1,063 A Total revenue and servicing fees were negatively impacted by FX translation when compared to 4Q19 by $8M and $2M, respectively. 7

Revenue: Management, Markets, Software and processing fee revenue impacted by market volatility and levels

Management, Markets, Software and processing fee revenue ($M)[A]



Total revenue
Servicing fees
Mgmt. fees
FX
SF
Software & processing
NII
$2,932
$3,048
$3,065
+10%
+4%
$1,009
$1,069
$1,112
$420
$465
$449
$280
$274
$459
$118
$111
$92
$191
$219
$112
1Q19
4Q19
1Q20
Mgmt. fees
FX trading services (FX)[B]
Sec. finance (SF)
Software and processing

1Q20 performance

Management, Markets, Software and processing fee revenue of $1,112M up 10% YoY and 4% QoQ

- Management fees of $449M
  - Up 7% YoY mainly due to higher average equity market levels and net inflows from ETF and cash, partially offset by mix changes away from higher fee institutional products
  - Down (3)% QoQ primarily driven by mix changes away from higher fee institutional products and lower average market levels, partially offset by the run rate impact of 4Q19 ETF inflows
- FX trading services of $459M[B]
  - Up 64% YoY and 68% QoQ mainly reflecting higher FX volume amidst significant volatility towards quarter-end
- Securities finance of $92M
  - Down (22)% YoY primarily driven by lower spreads and Enhanced Custody balances
  - Down (17)% QoQ largely due to lower spreads and balances
- Software and processing fees of $112M[B]
  - Down (41)% YoY mainly from market-related adjustments and tax advantaged investments
  - Down (49)% QoQ largely reflecting the absence of 4Q19 seasonal CRD activity and market-related adjustments

[A] Management fees, Markets, Software and processing fee revenue was negatively impacted by FX translation when compared to 1Q19 and 4Q19 by $4M and $3M, respectively. [B] For 1Q20, CRD standalone results include revenue of $100M, which includes $5M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $95M, including $91M in Software and processing fees and $4M in FX trading services. Refer to the Appendix included with this presentation for endnotes 1 to 12.

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Prior investments in our Global Markets infrastructure and increased engagement with clients built market share and supported higher than usual FX volume demand

FX Sales and Trading

Direct FX

- Principal FX trading for custody and non-custody clients; also includes:
  - Street FX: Our automated FX platform
  - eFX: Electronic FX trading, including streaming prices and algorithms

Custody FX (Indirect)

- Automated FX execution for custody clients


FX Volume[A]
+40%
5 month average[B]
March 2020

FX Trading Platforms

FX Connect

- Multi-currency, multi-bank FX trading platform, offering real-time FX execution for Asset Managers and Real Money clients

Currenex

- Automated, multi-source FX liquidity/FX trade matching platform for Banks, Hedge Funds, Corporates, Retail Brokers and White Label clients


FX Volume[A]
+53%
5 month average[B]
March 2020

Euromoney Rankings[C]

#1 in Real Money
2 years in a row
18.4% market share, ↑ 4.7%pts

Real Money Regional Rankings[D]
#1 in Americas
#1 in EMEA
#2 in APAC

Venue Rankings[D]
#1 in E-Trading Real Money

#6 overall
↑ from #10
5.5% market share, ↑ 1.1%pts

[A] FX volume data not drawn to scale. [B] 5 month average from October 2019 to February 2020. [C] Euromoney Survey rankings as of 2019. [D] Regional and venue rankings based on the Real Money survey results.

STATE STREET. | 9

CRD performance and Alpha integration progress

Quarterly metrics ($M)

Standalone CRD revenue[A]



+1%
-21%
$99
$91
$85
$126
$100
1Q19
2Q19
3Q19
4Q19
1Q20

	1Q19	2Q19	3Q19	4Q19	1Q20
Pre-tax income	$58	$45	$29	$68	$42

Financial performance

CRD financials	1Q19	4Q19	1Q20
Revenue[A]	$99	$126	$100
Operating expenses	41	58	58
New bookings[2]	3	23	5
STT expenses related to CRD			
Amortization costs	15	16	17
Acquisition and restructuring costs[B]	9	29	11

Achieving key milestones and business momentum

- Confident in achieving both revenue and expense synergy targets[9]
- Robust pipeline, with one new Alpha client deal in 1Q20
  - New sovereign wealth fund client integrating front-to-back services including Global Markets offering, demonstrating the value proposition of a combined brand
- Second phase of Global Markets integration into the CRD platform underway in 2020
- CRD bookings of $5M
- New client contract term and deal sizes increasing post acquisition
- Continue to enhance platform economics and integrate suite of open-architecture strategic alliances

[A] For 1Q20, CRD standalone results include revenue of $100M, operating expenses of $58M and pre-tax income of $42M, which includes $5M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $95M, including $91M in Software and processing fees and $4M in FX trading services.
[B] Acquisition and restructuring costs mainly related to CRD. Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET. | 10

Revenue: Despite lower market rates, NII up QoQ primarily due to strong deposit growth associated with flight-to-quality, and episodic market-related benefits

NII and NIM ($M)[A]


Total revenue
$2,932
$3,048
$3,065
Servicing fees
Mgmt. fees, FX, SF, Software & proc.
NII
-1%
+4%
$673
$636
$664
1Q19
4Q19
1Q20

	1Q19	4Q19	1Q20
NIM (FTE,%)[A]	1.54%	1.36%	1.30%

NII of $664M down (1)% YoY and up 4% QoQ

- Down (1)% YoY primarily due to the impact of lower market rates, partially offset by stronger deposit balances and episodic market-related benefits of ~$20M in 1Q20
- Up 4% QoQ largely driven by stronger deposit balances and episodic market-related benefits of ~$20M in 1Q20, partially offset by long-term debt issuances

Balance sheet highlights

	1Q19	4Q19	1Q20	
($B)	Avg	Avg	Avg	EOP
Total assets	$220	$229	$251	$363
Loans and leases	23	25	28	32
Total deposits	155	164	180	257
Interest bearing deposits	124	135	145	188
Non-Interest bearing deposits	31	29	36	69

Supporting clients with our balance sheet

- Flight-to-quality deposits
  - Total average deposits increased 16% YoY and 10% QoQ, driven by growth in both interest-bearing and non-interest bearing balances
- Continued to support client lending and increased size of the investment portfolio
- Loans and leases included higher than usual average and EOP overdrafts of $6B and $9B, respectively

[A] NII is presented on a GAAP-basis; NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of our FTE-basis presentation.

STATE STREET | 11

High quality loan portfolio primarily in support of client activity

Average loans by segment ($B)[A]



$12
$6
$5
$1
$13
$7
$4
$2
$13
$9
$4
$2
1Q19
4Q19
1Q20
Fund Finance
Overdrafts/Other C
Leveraged Loans
CRE

Total Loans	1Q19	4Q19	1Q20	
	$23	$25	$28	YoY +23% QoQ +12%

Allowance for credit losses and net charge-offs ($M)



$83
$0
$91
$1
$124
$5
1Q19B
4Q19B
1Q20
Allowance for credit losses
Net charge-offs

Average loans highlights

High quality loan portfolio; 84% investment grade; majority of credit extended primarily to existing clients

- Fund Finance of $13B:
  - Primarily includes '40 Act Funds $6B, PE Capital Call Finance $6B, and Business Development Companies $1B
- Leverage Loans of $4B:
  - High quality book with vast majority BB rating and above, underweight cyclical sectors
- Commercial Real Estate of $2B:
  - Average loan size of $52M; portfolio LTV of 52%
  - All U.S. major central business districts, existing buildings, substantially leased, low leverage
- Overdrafts and Other of $9B[C]:
  - Primarily overdrafts $6B (increased QoQ and YoY by 38% and 60%, respectively), Alternative Financing $2B, and Muni Finance $1B

Continued to support clients during the COVID-19 pandemic; saw limited draws on committed facilities given high quality client base

[A] Includes drawn loans, gross. [B] Calculated under the incurred loss methodology. [C] Overdrafts and Other category includes Alternative Financing, Municipal Loans, Overdrafts, and other.

STATE STREET | 12

Expenses ex-notable items and seasonal expenses down YoY driven by expense management and discipline

Expenses
(Ex-notable items and seasonal expenses, non-GAAP, $M)[A]



-2%
-2%
$2,133
$2,128
$2,093
$1,092
$1,047
$1,057
$362
$362
$385
$242
$242
$254
$116
$114
$109
$321
$363
$288
1Q19
4Q19
1Q20
Comp. & ben.
Info. sys.
Tran. processing
Occupancy
Other[10]

	1Q19	4Q19	1Q20
GAAP Expense	$2,293	$2,407	$2,255
Head-count	39,969	39,103	39,318

1Q20 YoY: Expenses ex-notable items and seasonal expenses down (2)%

- Compensation and benefits down (3)% YoY primarily driven by optimization savings[B]
- Information systems and communications up 6% YoY largely reflecting software costs and technology infrastructure investments
- Transaction processing services up 5% YoY primarily reflecting higher transaction volume and broker fees
- Occupancy down (6)% YoY due to footprint optimization
- Other down (10)% YoY mainly driven by lower marketing spend and travel
- Total GAAP expenses were positively impacted by FX translation when compared to 1Q19 by $16M[C]

1Q20 QoQ: Expenses ex-notable items and seasonal expenses down (2)%[C]

- Compensation and benefits up 1% QoQ mainly due to higher incentive compensation[B]
- Information systems and communications up 6% QoQ primarily driven by the absence of 4Q19 supplier renegotiation credits
- Transaction processing services up 5% QoQ mainly due to higher transaction volume and broker fees
- Occupancy down (4)% QoQ due to footprint optimization
- Other down (21)% QoQ mainly reflecting the absence of the 4Q19 Foundation funding, lower marketing spend, travel and professional fees
- Headcount down (2)% YoY, but up 1% QoQ driven by an increase in Global Hubs

[A] Quarterly expenses ex-notable items and seasonal expenses, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and seasonal expenses to GAAP expenses. [B] 1Q19 and 1Q20 exclude $137M and $151M, respectively, of seasonal compensation expenses. [C] Total GAAP expenses were positively impacted by FX translation when compared to 4Q19 by $7M. Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET. 13

Capital and liquidity management

Investment portfolio highlights[A]

($B, portfolio metrics as of quarter-end)



$90.1
$95.6
$123.8[B]
Non-HQLA
16%
17%
12%
~$27B from MMLF
HQLA
84%
83%
88%
1Q19
4Q19
1Q20

	1Q19	4Q19	1Q20
HTM %	46%	44%	55%
Duration	2.8	2.7	2.2

Liquidity Coverage Ratio (LCR)



110%
110%
109%
100% requirement
1Q19
4Q19
1Q20

Quarter-end capital ratios[11]

(%, as of period-end)



CET1 (Standardized)
11.5%
11.7%
10.7%
1Q19
4Q19
1Q20
CET1 (Advanced)
12.1%
11.7%
11.1%
8% require-ment
1Q19
4Q19
1Q20
SLR
6.6%
6.1%
5.4%[C]
5% require-ment
1Q19
4Q19
1Q20
Tier 1 Leverage
7.4%
6.9%
6.1%
4% require-ment
1Q19
4Q19
1Q20

- Capital ratios support clients, financial markets and the broader economy
  - Returned a total of $683M to shareholders in 1Q20, including $500M of common share repurchases and $183M in common share dividends[4]

[A] For purposes of this presentation, prior period balances have been revised to reflect the carrying value of the securities, including available-for-sale securities at fair value, rather than amortized cost. [B] Money Market Mutual Fund Liquidity Facility (MMLF) contributed ~$27B to the investment portfolio in 1Q20. Excluding MMLF, the investment portfolio size would be ~$97B, with a duration of 2.7 years and 42% HTM. [C] Adjusted for the Section 402 central bank deposits relief that will come into effect on April 1, 2020, 1Q20 SLR would have been 7.1%. Refer to the Appendix included with this presentation for endnotes 1 to 12.

STATE STREET | 14

Summary 1Q20 financial performance • EPS of $1.62, up 37% YoY; ROE of 10.9% – Fee revenue increased QoQ due to higher FX trading services driven by higher than usual FX volume and high market volatility, partially offset by unfavorable equity markets impacting servicing, management and software and processing fees – Better than expected NII QoQ performance as lower interest rates were offset by higher deposit balances associated with flight-to- quality amidst the COVID-19 pandemic and episodic market-related benefits – Expenses ex-notable items and seasonal expenses down (2)% QoQ, reflecting ongoing expense management initiativesA • Returned $683M to shareholders in 1Q20, consisting of ~$500M in common share repurchases and ~$183M in common share dividends4 Supporting the financial system during challenging times • Meeting increased client demand; handled higher client volumes and trade settlements, and NAV computation amidst heightened market volatility and volumes • Supporting clients' liquidity and financing needs with innovative solutions, reporting and lending – Providing liquidity to clients by facilitating >50% of Money Market Liquidity Facility usage and providing administrative and custodial services to the Federal Reserve’s Commercial Paper Funding Facility – Flight-to-quality deposit growth and a high quality balance sheet A Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 12. 15

Medium-term financial targets 17 Reconciliation of notable items 18 Endnotes 19 Appendix Forward-looking statements 20 Non-GAAP measures 21 Definitions 22 16

Medium-term financial targetsA Our strategic priorities will deliver growth, drive innovation and enhance shareholder value Revenue growth 4–5% with CRD Pre-tax margin Further improve by an additional 2%pts EPS growth 10–15% ROE 12–15% Capital return Targeting total payout ratio greater than or equal to 80%B A Financial targets to be met within a three-year time horizon ending 2021 or on a run-rate basis for 2022. Financial targets do not reflect items outside of the normal course of business. Revenue and EPS growth targets stated on a YoY basis. Pre-tax margin stated relative to 3Q18YTD. Timing to achieve all medium-term financial targets may become subject to uncertainties associated with the COVID-19 17 pandemic, including the overall magnitude and duration of its impact. B Payouts calculated over CCAR cycles. CCAR cycles run from mid-year to mid-year. Refer to endnote 12 for additional details.

Reconciliation of notable items

Quarterly reconciliation (Dollars in millions, unless noted otherwise)	1Q19	2Q19	3Q19	4Q19	1Q20
Total revenue, GAAP-basis	2,932	2,873	2,903	3,048	3,065
Less: Other income				(44)	
Total revenue, excluding notable items	2,932	2,873	2,903	3,004	3,065
Total expenses, GAAP basis	2,293	2,154	2,180	2,407	2,255
Less: Notable expense items:					
Repositioning charges:					
Compensation and employee benefits				(98)	
Occupancy				(12)	
Repositioning charges				(110)	
Acquisition and restructuring costs	(9)	(12)	(27)	(29)	(11)
Legal and related	(14)		(18)	(140)	
Total expenses, excluding notable items	2,270	2,142	2,135	2,128	2,244
Seasonal expenses	(137)				(151)
Total expenses, excluding notable items and seasonal expense items	2,133	2,142	2,135	2,128	2,093
Pre-tax margin, GAAP-basis	21.7%	25.0%	24.8%	20.9%	25.3%
Notable items as reconciled above	0.8%	0.4%	1.6%	8.2%	0.3%
Pre-tax margin, excluding notable items	22.5%	25.4%	26.4%	29.1%	25.6%
Net income available to common shareholders, GAAP-basis	452	537	528	492	580
Notable items as reconciled above: pre-tax	23	12	45	235	11
Tax impact on notable items as reconciled above	(2)	(3)	(12)	(25)	(3)
Preferred securities cost				22	9
Net income available to common shareholders, excluding notable items	473	546	561	724	597
Diluted EPS, GAAP-basis	1.18	1.42	1.42	1.35	1.62
Notable items as reconciled above	0.06	0.03	0.09	0.63	0.05
Diluted EPS, excluding notable items	1.24	1.45	1.51	1.98	1.67

STATE STREET. 18

Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. CRD annual contract value bookings, as presented in this presentation, represent signed annual recurring revenue contract value excluding bookings with affiliates, including SSGA. CRD revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 3. Expense savings are stated on a gross basis. 4. State Street’s common stock and other stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. State Street's $2 billion common stock repurchase authorization was effective beginning July 1, 2019 and covers the period ending June 30, 2020. Stock purchases may be made using various types of transactions, including open-market purchases, accelerated share repurchases or other transactions off the market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, type of transaction and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance, the amount of common stock issued as part of employee compensation programs and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. The common stock purchase program does not have specific price targets and may be suspended at any time. In March 2020, State Street suspended its common stock purchase program as part of the decision by all Financial Services Forum members to suspend repurchases in light of the COVID-19 pandemic. 5. A cash tender offer was completed in 4Q19 of ~$297M of our $800M aggregate principal amount of outstanding Floating Rate Junior Subordinated Debentures due 2047, resulting in a gain of ~$44M. 6. The index names listed are service marks of their respective owners. 7. Industry data is provided for illustrative purposes only. It is not intended to reflect State Street’s or its clients' activity and is indicative of only selected segments of the entire industry. Source: Investment Company Institute (ICI). ICI data includes long term funds, ETFs and money market funds, as well as funds not registered under the Investment Company Act of 1940. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while exchange-traded fund (ETF) data represents net issuance, which is gross issuance less gross redemptions. Data for mutual funds that invest primarily in other mutual funds and ETFs that invest primarily in other ETFs were excluded from the series. ICI classifies mutual funds and ETFs based on language in the fund prospectus. The long term fund flows reported by ICI are composed of North America Market flows mainly in Equities, Hybrids and Fixed Income Asset Classes. 1Q20 represents the three month period from January 2020 through March 2020, the last date for which information is available with March 2020 estimates. 8. FX trading services includes Brokerage and other revenue. 9. Revenue synergy target of $75-85M in 2021 mainly represents opportunities to enhance the distribution of State Street products and capabilities to CRD clients, cross sell CRD into State Street client base, expand share of wallet across our combined client base, bundle services to clients seeking an integrated experience and expand combined and integrated capabilities into new client segments. Cost synergy target of ~$55-65M in 2021 is net of expenses and cost to achieve, excluding restructuring charges, on a pre-tax basis. All targets as announced on July 20, 2018. 10. Other includes other expenses and amortization of intangible assets. 11. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 1Q19 and 1Q20, while Advanced approaches ratios were binding for 4Q19. Refer to the Addendum included with this presentation for a further description of these ratios. March 31, 2020 capital ratios are presented as of quarter-end and are preliminary estimates. 12. Subject to regulatory non-objection, including on the basis of annual CCAR process conducted by the Board of Governors of the Federal Reserve System. CCAR cycles run from mid-year to mid-year. FY2020 payout and return outlook also subject to CCAR scenarios yet to be published by the Federal Reserve. 19

Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward- looking terminology as “outlook,” “guidance,” “expect,” “priority,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager or securities lending agent; the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements in the United States and internationally caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of our work from home arrangements and staffing levels in operational facilities, the impact of market participants on which we relay and actions taken by governmental authorities and other third parties in response to the pandemic; increases in the volatility of, or declines in the level of, our NII, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and changes in the manner in which we fund those assets; the volatility of servicing fee, management fee, trading fee and securities finance revenues due to, among other factors, the value of equity and fixed-income markets, market interest and foreign exchange rates, the volume of client transaction activity, competitive pressures in the investment servicing and asset management industries, and the timing of revenue recognition with respect to software and processing fee revenues; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients; the level, volatility and uncertainty of interest rates; the expected discontinuation of Interbank Offered Rates (IBORs) including LIBOR; the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S. and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of such securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding; our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines; and our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and non-U.S. regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements, implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as UCITS V, the Money Market Fund Regulation and MiFID II / MiFIR); among other consequences, these regulatory changes impact the levels of regulatory capital, long-term debt and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by heightened standards and changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, resolution planning and compliance programs, as well as changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock repurchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including, without limitation, additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.'s exit from the European Union or actual or potential changes in trade policy, such as tariffs or bilateral and multilateral trade agreements; our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputational and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation and adverse actions or penalties imposed by governmental authorities; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology; to replace and consolidate systems, particularly those relying upon older technology, and to adequately incorporate resiliency and business continuity into our systems management; to implement robust management processes into our technology development and maintenance programs; and to control risks related to use of technology, including cyber-crime and inadvertent data disclosures; our ability to identify and address threats to our information technology infrastructure and systems (including those of our third-party service providers), the effectiveness of our and our third party service providers' efforts to manage the resiliency of the systems on which we rely, controls regarding the access to, and integrity of, our and our clients' data, and complexities and costs of protecting the security of such systems and data; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our AUC/A or our AUM in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our revenue in the event a client re-balances or changes its investment approach, re-directs assets to lower- or higher-fee asset classes or changes the mix of products or services that it receives from us; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees, with respect to such investment products, are not appropriate; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to us or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes or potential changes to the competitive environment, due to, among other things, regulatory and technological changes, the effects of industry consolidation and perceptions of us, as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures including, without limitation, our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses, including, without limitation, our acquisition of Charles River Development, and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to integrate Charles River Development's front office software solutions with our middle and back office capabilities to develop a front-to-middle-to-back office platform that is competitive, generates revenues in line with our expectations and meets our clients' requirements; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes in accounting standards and practices; and the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2019 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. 20

Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we present capital ratios, calculated under regulatory standards scheduled to be effective in the future or other standards, that management uses in evaluating State Street’s business and activities and believes may similarly be useful to investors. Additionally, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”. 21

Definitions AUC/A Assets under custody and/or administration AUM Assets under management Barclays Agg Barclays Agg represents Barclays Global Aggregate Bond Index Bps Basis points, with one basis point representing one hundredth of one percent CCAR Comprehensive Capital Analysis and Review CET1 Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EM Emerging markets EOP End of period ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of expenses, relative to the successive prior year period, as applicable FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States HTM Held-to-maturity HQLA High quality liquid assets Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities. Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax operating margin Income before income tax expense divided by total revenue %P ts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity Seasonal Expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SSGA State Street Global Advisors T1L Tier 1 leverage ratio Year-over-year (YoY) Current period compared to the same period a year ago 22